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                                                                       Exhibit 8



                                                    September 9, 2004






Popular, Inc.,
      209 Munoz Rivera Avenue,
           San Juan, Puerto Rico  00918.

Popular North America, Inc.,
      209 Munoz Rivera Avenue,
           San Juan, Puerto Rico  00918.

Popular North America Capital Trust I,
      209 Munoz Rivera Avenue,
           San Juan, Puerto Rico  00918.

Ladies and Gentlemen:

                  As United States tax counsel to Popular, Inc., Popular North America, Inc. and Popular North America Capital Trust I (the "Registrants") in connection with the issuance of $250,000,000 liquidation amount of capital securities as described in the registration statement on Form S-3 filed by the Registrants dated September 9, 2004 (the "Registration Statement"), assuming the transactions described in the operative documents described in the Registration Statement will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Considerations" in the Registration Statement, subject to the limitations set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Considerations" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
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Popular, Inc.
Popular North America, Inc.
Popular North America Capital Trust I

                                                                             -2-


                                                    Very truly yours,




                                                    /s/ Sullivan & Cromwell LLP